UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2008

Sinoenergy Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-30017	84-1491682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1603-1604, Tower B Fortune Centre Ao City, Beiyuan Road, Chaoyang District, Beijing China, 100107
(Address of principal executive offices)

Registrant’s telephone number, including area code:	86-10-84928149

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountants.

On March 11, 2008, the audit committee of the board of directors of Sinoenergy Corporation (the “Company”) accepted the resignation of Schwartz Levitsky Feldman LLP (“Schwartz Levitsky”), and the audit committee of the Board of Directors of the Company selected Grobstein, Horwath & Company LLP (“Grobstein Horwath”) to serve as the Company’s independent registered accounting firm for the year ending September 30, 2008. At no time since its engagement has Grobstein Horwath had any direct or indirect financial interest in or any connection with us or any of our subsidiaries other than as independent accountant.

Our consolidated financial statements at September 30, 2007 and December 31, 2006, for the period of January 1, 2007 through September 30, 2007 and the year ended December 31, 2006, respectively, were audited by Schwartz Levitsky. The audit report of Schwartz Levitsky report for these periods did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal periods and any subsequent interim period through the date of resignation, there were no disagreements with Schwartz Levitsky on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Schwartz Levitsky, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

Item 9.01 Financial Statements and Exhibits.

Exhibits

16.1	Letter from Schwartz Levitsky Feldman LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOENERGY CORPORATION
(Registrant)

Date: April 1, 2008	/s/ Qiong (Laby) Wu
Qiong (Laby) Wu, Chief Financial Officer